UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549


                                   ----------


                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934

                                   ----------

       Date of Report (Date of earliest event reported): September 10, 2008


                               CORNERSTONE BANCORP

Incorporated under the     Commission File No. 333-79543     I.R.S. Employer
laws of South Carolina                                      Identification No.
                                                              57-1077978

                              1670 East Main Street
                          Easley, South Carolina 29640

                                 (864) 306-1444

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 - Other Events
Item 8.01 Other Events

Following  the action taken by the United  States  Treasury  Department  and the
Federal Housing Finance Agency to place the Federal National Mortgage Association ("FNMA") in conservatorship, Cornerstone Bancorp (the "Company") will evaluate the FNMA preferred stock held by its wholly owned subsidiary, Cornerstone National Bank, for impairment as of the end of the third quarter of 2008. The Bank holds 40,000 shares of FNMA Series S preferred stock with a carrying value as of June 30, 2008, of $951,240.00. As a result of the action taken to place FNMA in conservatorship, dividends for these securities have been suspended and the market value of these securities has decreased substantially. The Company will report the effects of the decrease in value in its quarterly report for the quarter ended September 30, 2008.

Management has evaluated the capital position of the Company and the Bank, and believes both will continue to have capital levels above the "Well Capitalized" threshold as promulgated by federal banking regulators, after any impairment charges.




SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                  CORNERSTONE BANCORP
                                  (Registrant)



Date: September 10, 2008          By: s/J. Rodger Anthony
                                      ------------------------------------------
                                      J. Rodger Anthony
                                      Chief Executive Officer